EXHIBIT 99.2

[Logo of CBRL GROUP, INC.]                                   POST OFFICE BOX 787
                                                              LEBANON, TENNESSEE
                                                                      37088-0787
                                                              PHONE 615.443.9869
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CBRL GROUP, INC.
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                                                Contact:  Lawrence E. White
                                                          Senior Vice President/
                                                          Finance and Chief
                                                          Financial Officer



                   CBRL GROUP TO SIMULCAST PRESENTATION AT THE
                 11th ANNUAL BEAR STEARNS RETAIL, RESTAURANTS &
                               APPAREL CONFERENCE


LEBANON,  Tenn.  (March 1, 2005) -- CBRL Group,  Inc. (the  "Company")  (Nasdaq:
CBRL) today announced that it will be presenting at the 11th Annual Retail, Restaurants & Apparel Conference hosted by Bear Stearns from March 7 through March 10, 2005 in New York.

     There will be an on-line simulcast of the Company's presentation, which begins at 8:15 a.m. (Eastern) on Tuesday, March 8, 2005, available at the Company's web site, www.cbrlgroup.com. An online replay of the presentation will be available through March 21, 2005. A webcast of the Company's presentation
will      also      be       available       over      the      Internet      at
http://customer.talkpoint.com/BEAR002/030805a_cy/default.asp?entity=cbrlgroup.

     The Company's Chairman, President and Chief Executive Officer, Michael A. Woodhouse, and its Senior Vice President, Finance and Chief Financial Officer, Lawrence E. White, will be speaking at the conference. To access the live simulcast of the presentation, please go to the Company's web site at least 15 minutes prior to the presentation to download and install any necessary software.

     Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 517 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 119 company-operated and 22 franchised Logan's Roadhouse restaurants in 18 states.



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